AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF

                        BANKERS LIFE HOLDING CORPORATION

         It is hereby certified that Bankers Life Holding Corporation (the "Corporation") existing pursuant to the provisions of the Delaware General Corporation Law, as from time to time amended (the "Act"), hereby is amending its Certificate of Incorporation, which was originally filed on August 4, 1992 under the name Bankers Life Holding Corporation, which name has not been changed, by amending and restating the original Certificate of Incorporation, as previously amended, in its entirety, and further certified as follows:

         The exact text of the entire Certificate of Incorporation of the Corporation, as amended and restated (the "Amended and Restated Certificate") is set forth in its entirety below:

         FIRST: The name of the Corporation is Bankers Life Holding Corporation.

         SECOND: The nature of the business or purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under The Act.

         THIRD: The address of the Corporation's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the Corporation's registered agent at such address is the Corporation Trust Company.

         FOURTH: The total number of shares of Common Stock which the Corporation shall have the authority to issue is Five Hundred Million (500,000,000), having a par value of one-thousandth of one dollar ($.001) per share. One Hundred-Eighty Thousand (180,000) shares of the Common Stock have been designated as Class A Common Stock and Twenty Thousand (20,000) shares of the Common Stock have been designated as non-voting Class B Common Stock. All outstanding shares of Class A Common Stock will automatically be deemed to be converted into an equal number of shares of Common Stock upon the filing of this Amended and Restated Certificate. All outstanding shares of the non-voting Class B Common Stock will automatically be deemed to be converted into an equal number of shares of Common Stock upon the consummation of the initial public offering of the Common Stock contemplated by the Corporation's Registration Statement on Form S-1 (registration number 33-58166). The total number of shares of preferred stock which the Corporation shall have authority to issue is Fifty Million Eighty Thousand (50,080,000), consisting initially of Fifty Thousand (50,000) shares of Series A and Thirty Thousand (30,000) shares of Series B Preferred Stock, having a par value of one-hundredth of one dollar

($.01) per share and Fifty Million (50,000,000) shares of other Preferred Stock having a par value of one-thousandth of one dollar ($.001) per share.

         FIFTH: A Series A Preferred Stock and Series B Preferred Stock are hereby authorized on the terms and with the provisions herein set forth:

         1. Designation, Number of Shares and Stated Value of Series A Preferred Stock. There is hereby authorized and established a series of preferred stock with the designation "Series A Preferred Stock", which shall consist of a maximum of 50,000 shares of such Series A Preferred Stock, par value $.01 per share (hereafter referred to as "Series A"). "Stated Value" per share of the Series A Preferred Stock shall be equal to $10,000.

         2. Designation, Number of Shares and Stated Value of Series B Preferred Stock. There is hereby authorized and established a series of preferred stock with the designation "Series B Preferred Stock", which shall consist of a maximum of 30,000 shares of such Series B Preferred Stock, par value $.01 per share (hereafter referred to as "Series B"). "Stated Value" per share of the Series B Preferred Stock shall be equal to $10,000.

         3. The following definitions shall apply for purposes of Sections 1 through 12 only of this Article Fifth:

         "Bankers"  means  Bankers  Life  and  Casualty  Company,   an  Illinois
insurance corporation and indirect wholly-owned subsidiary of the Corporation.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.

         "Dividend Payment Date" shall mean the date on which accrued dividends on outstanding shares of the Series are payable.

         The "First Ten Years" shall mean the ten year period beginning on the Original Issue Date through and including the day immediately preceding the tenth anniversary of the Original Issue Date.

         "Original Issue Date" shall mean the date on which shares of the Series are first issued.

         "Outstanding," when used with reference to shares of stock, shall mean issued shares, excluding (i) shares held by the Corporation and (ii) shares owned by any corporation in which the Corporation owns, directly or indirectly a majority of the shares entitled to vote for directors of such corporation.

         "Person" as used herein means any corporation, partnership, trust, organization, association, other entity, or individual.

         "Voting Securities" means any securities of an entity which, in the aggregate, entitles the holder or holders thereof to elect a majority of the board of directors of such entity.

         When these resolutions provide that dividends are "payable-in- kind", that means that the dividend shall be paid by issuance of that number (or fraction) of shares of the same class and series as the shares in respect of which the dividend is payable, which have an aggregate Stated Value equal to the dollar amount of dividends then payable. Shares issued as dividends payable-in-kind shall be duly authorized, validly issued and non-assessable.

         4. The holders of outstanding shares of Series A and Series B Preferred Stock shall be entitled to receive cumulative dividends out of funds of the Corporation legally available for the payment of dividends at the rate of $1,100 per share per annum, during the First Ten Years, and thereafter at the rate of $1,200 per share per annum, subject, in any case, to appropriate adjustment in the event of any stock split, reverse stock split, or similar transaction with respect to the Series A or Series B Preferred Stock. During the First Ten Years, accrued dividends on outstanding shares of Series A and Series B shall be payable-in-kind semiannually. The Dividend Payment Date for dividends accruing during the First Ten Years shall be the first Business Day in January and July of each calendar year, commencing the first such date to occur after the date of issue of such shares, provided, however, that the last Dividend Payment Date for dividends accruing during the First Ten Years shall be the tenth anniversary of the Original Issue Date. Following the tenth anniversary of the Original Issue Date, accrued dividends on outstanding shares of Series A and Series B shall be payable semiannually, on the first Business Day in January and July of each calendar year occurring after the tenth anniversary of the Original Issue Date, in cash. The amount of dividends payable per share of the Series A and Series B for any full semiannual dividend period shall be computed by dividing by two the annual dividend rate specified above. Dividends payable on the Series A and Series B for any period less than a full semiannual dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

         Dividends on shares of the Series A and Series B shall be cumulative and shall accrue from and including the date of issuance of such shares (the "Issue Date"). If any dividend payable-in-kind is not paid in full on any Dividend Payment Date occurring on or before the tenth anniversary of the Original Issue Date, the rate at which dividends shall thereafter accrue shall be compounded as if (a) such dividend had been paid in full and (b) the shares which would have been issued in payment of such dividend were issued on such Dividend Payment Date and upon such issuance began accruing dividends. Declared dividends on shares of Series A and Series B shall be payable to record holders thereof as they appear on the stock register of the Corporation at the close of business on the tenth Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Date, provided that no such record date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date. Notwithstanding anything contained herein to the contrary, dividends payable on shares of Series A and Series B (i) on any Redemption Date (as defined in
Section 7 below) or (ii) on any final distribution date relating to a dissolution, liquidation or winding up of the Corporation, shall be payable in cash and, if the payment date does not occur on a regular Dividend Payment Date, shall be calculated on the basis of the actual number of days elapsed (including the Redemption Date or final distribution date) over a 360-day year of twelve 30-day months.

         No dividend or distribution in cash or other property shall be paid or declared and set apart for payment on any date on or in respect of the common stock, $.001 par value per share, of the Corporation (the "Common Stock") or on any other series of stock issued by the Corporation ranking junior to the Series A and Series B Preferred Stock in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the Corporation (the Common Stock and such other series of stock are collectively hereinafter referred to as the "Junior Securities") (any such dividend or distribution is hereinafter referred to as a "Junior Securities Distribution") unless all dividends with respect to the Series A and Series B Preferred Stock for all periods ending on or before the payment date set for any Junior Securities Distribution have been paid or have been declared and set apart for payment.

         No dividend or distribution in cash or other property shall be paid or declared and set apart for payment on any date on or in respect of any series of stock issued by the Corporation ranking pari passu with the Series A and Series B Preferred Stock in payment of dividends or distributions or upon liquidation, dissolution, or winding-up of the Corporation (collectively, the "Pari Passu Stock") (any such dividend or distribution is hereinafter referred to as a "Pari Passu Stock Distribution") unless at the same time a like proportionate dividend with respect to the Series A and Series B Preferred Stock for all periods ending on or before the payment date set for any Pari Passu Stock Distribution shall have been paid or shall have been declared and set apart for payment.

         In no event may the Corporation redeem, purchase, or otherwise acquire for value any Junior Securities or Pari Passu Stock (or set aside monies for any such purpose) unless all dividends with respect to the Series A and Series B Preferred Stock for all dividend periods ending on or before the date of such redemption, purchase or acquisition (or such setting aside of monies) shall have been paid or shall have been declared and set apart for payment. Except as provided in this paragraph and the immediately following paragraph, this Section 4 shall not prohibit (A) the payment or declaration and setting aside of a dividend payable on shares of Junior Securities or Pari Passu Stock in shares of Junior Securities or Pari Passu Stock, respectively, (B) a redemption, purchase, or acquisition of Junior Securities or Pari Passu Stock with shares of Junior Securities or Pari Passu Stock respectively, or (C) a redemption of shares of Series A and Series B Preferred Stock in accordance with Section 7 below.

         In no event may the Corporation redeem, purchase or otherwise acquire for value, or pay any dividends or distributions with respect to, any Junior Securities or Pari Passu Stock (or set aside any monies for any such purpose) with the proceeds of any public offering of (i) any Voting Securities of the Corporation, (ii) any Voting Securities of any corporation which owns, directly or indirectly, 50% or more of the Voting Securities of Bankers, or (iii) any Voting Securities of Bankers, unless, in the case of each of (i) through (iii) above, all outstanding shares of the Series A and Series B Preferred Stock shall first have been redeemed pursuant to Section 6 hereof.

          5. Preference on Liquidation of Series A and Series B Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of the Series A and Series B Preferred Stock shall be entitled to receive payment equal to the Stated Value per share held by them, plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not declared, subject to appropriate adjustment in the event of any stock split, reverse stock split, or similar transaction with respect to the Series A and Series B Preferred Stock. If, upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, available for distribution among the holders of shares of the Series A and Series B Preferred Stock and any Pari Passu Stock shall be insufficient to pay in full the respective preferential amounts on shares of the Series A and Series B Preferred Stock and such Pari Passu Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of all such stock ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment of the full amount of the liquidation preference to which the holders of Series A and Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. For the purposes of this Section 5, neither the merger nor the consolidation of the Corporation into or with another corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the voluntary sale, conveyance, exchange, transfer, or other disposition (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation.

          6. Retirement of Shares of Series A or Series B Preferred Stock. Shares of Series A or Series B Preferred Stock that are redeemed, repurchased, or reacquired in any manner by the Corporation shall be retired and may not be reissued by the Corporation.

          7. Optional and Conditional Redemption of Series A or Series B Preferred Stock.

                  (a) The Corporation may, at the option of the Board of Directors of the Corporation, redeem at any time, from any source of funds legally available therefore, in whole or in part, in the manner provided below any and all shares of the Series A and Series B Preferred Stock at a redemption price per share (the "Redemption Price") equal to the Stated Value per share redeemed plus an amount in cash equal to the aggregate dollar amount of all accumulated and unpaid dividends through the Redemption Date (including a prorated dividend from the last Dividend Payment Date to the Redemption Date) which have not been added to the Stated Value thereof.

                  In the event of a redemption of only a portion of the then outstanding shares of Series A and Series B Preferred Stock, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of Series A and Series B Preferred Stock.

                  At least twenty (20) days and not more than sixty (60) days prior to the date fixed for any redemption of any shares of the Series A and Series B Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Series A or Series B Preferred Stock at the post office address last shown on the records of the Corporation for such holder. The Redemption Notice shall state:

                           (i) whether all or less than all the outstanding shares of Series A and Series B Preferred Stock are to be redeemed and the total number of shares of Series A or Series B Preferred Stock being redeemed;

                           (ii) the  number of  shares of Series A and  Series B
                  Preferred Stock held by the holder that the Corporation intends to redeem;

                           (iii) the Redemption Date and the Redemption Price;
                  and

                           (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series A and Series B Preferred Stock to be redeemed.

                  On or before the Redemption Date each holder of Series A and Series B Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares of Series A and Series B Preferred Stock to be redeemed, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. The Corporation shall not be obligated to make any redemption payment unless or until the certificates representing the shares to be redeemed have been surrendered in accordance with this subparagraph. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the Series A and Series B Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date, other than to receive the Redemption Price without interest.

                  (b) The Corporation shall, at the Redemption Price and in the manner provided in this Section 7, redeem from any source of funds legally available therefor, all shares of Series A and Series B Preferred Stock outstanding on the Redemption Date. For purposes of this subsection 7(b), "Redemption Date" means the business day immediately preceding (i) a Change in Control of the Corporation, (ii) a Change in Control of any other corporation which owns, directly or indirectly, 50% or more of the Voting Securities of Bankers, or (iii) a Change in Control of Bankers. For purposes of this subsection 7(b), "Change in Control" shall mean (i) a change in the direct or indirect power to direct or cause the direction of the management and policies of an entity, (ii) the Corporation's merger or consolidation with or into another Person or (iii) the conveyance, transfer or lease by the Corporation of all or substantially all of its assets to any Person.

                  If there are insufficient legally available funds for redemption under this subsection 7(b), the Corporation shall redeem such lesser number of shares of Series A or Series B Preferred Stock, to the extent there are funds legally available therefor, and shall redeem all or part of the remainder of the shares of Series A or Series B Preferred Stock subject to redemption as soon as the Corporation has sufficient funds which are legally available therefor. If the redemption is delayed because of insufficient legally available funds, dividends shall continue to accrue on shares of Series A and Series B Preferred Stock outstanding, and shall be added to and become a part of the Redemption Price of such shares, until the Redemption Price for such shares is paid in full.

          8. Voting Rights of Series A and Series B Preferred Stock. Except as required by law or any provision of the Amended and Restated Certificate of the Corporation or this Section 8 or Section 9 below, the holders of Series A and Series B Preferred Stock shall not be entitled to vote on any matter submitted to a vote of stockholders.

         During the First Ten Years, if the Corporation shall be in arrears in the payment of any annual payable-in-kind dividends on the outstanding shares of Series A and Series B Preferred Stock or, following the tenth anniversary of the Original Issue Date, if the Corporation shall be in arrears in the payment of any two consecutive semiannual dividends on the outstanding shares of the Series A and Series B Preferred Stock, then, automatically, the number of members of the Board of Directors of the Corporation shall be increased by one (such additional director being hereinafter referred to as the "Series A and B Director"), and the holders of Series A and Series B Preferred Stock, voting together as a class, shall have the exclusive right to elect the Series A and B Director, immediately, and at the next and every subsequent annual meeting of stockholders called for the election of directors, at which the term of office of the Series A and Series B Director expires.

         The right of the holders of Series A and Series B Preferred Stock, voting together as a class, to elect the Series A and B Director as aforesaid shall continue until such time as all dividends accumulated on the Series A and Series B Preferred Stock shall have been paid in full at which time the office of the Series A and B Director shall be eliminated and the special right of the holders of Series A and Series B Preferred Stock so to vote separately as a class for the election of the Series A and B Director shall terminate, subject to revesting at such time as the Corporation shall be in arrears in the payment of dividends on the outstanding shares of Series A and Series B Preferred Stock as set forth in the first sentence of the immediately preceding paragraph. If the annual meeting of stockholders of the Corporation is not, for any reason, held within the time fixed in the By-Laws of the Corporation at a time when the holders of Series A and Series B

Preferred Stock, voting together as a class, shall be entitled to elect the Series A and B Director, or if a vacancy shall exist in the office of the Series A and B Director, a proper officer of the Corporation, upon the written request of the holders of record of at least ten percent (10%) of the shares of the Series A and Series B Preferred Stock then outstanding, addressed to the Secretary of the Corporation, shall call a special meeting in lieu of the annual meeting of stockholders, or in the event of a vacancy, a special meeting of the holders of Series A and Series B Preferred Stock, for the purpose of electing the Series A and B Director. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of the Series A and Series B Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series A and Series B Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

         At any meeting held for the purpose of electing a director at which the holders of Series A and Series B Preferred Stock shall have the right, voting together as a class, to elect the Series A and B Director as aforesaid, the presence in person or by proxy of the holders of at least thirty-three and one-third percent (33- 1/3%) of the outstanding Series A and Series B Preferred Stock, as a group, shall be required to constitute a quorum of such Series A and Series B Preferred Stock.

         The Series A and B Director shall agree, prior to his election to office, to resign immediately upon any termination of the right of the holders of Series A and Series B Preferred Stock to vote together as a class for a director as herein provided, and upon any such termination the Series A and B Director shall forthwith resign and the size of the Board of Directors of the Corporation shall automatically be reduced accordingly. Unless otherwise required to resign as aforesaid, the term of office of the Series A and B
Director shall terminate upon the election of a successor Series A and B Director at any meeting of stockholders held for the purpose of electing directors.

         In any case in which the holders of Series A and Series B Preferred Stock shall be entitled to vote pursuant to this Section 8, Section 9 below, or pursuant to law, each holder of Series A and

Series B Preferred Stock shall be entitled to one vote for each share of Series A and Series B Preferred Stock held.

          9.  Other Rights of Series A or Series B Preferred Stock.  So
long as any shares of the Series A and Series B Preferred Stock shall remain Outstanding, the Corporation will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority of the outstanding shares of Series A and Series B Preferred Stock, voting as one class unless the Series A and Series B Preferred are affected differently by such action (in which case each such Series will vote as a separate class), (i) create, issue or reissue any class or series of stock ranking prior to or on a parity with the Series A and Series B Preferred Stock either as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the
Corporation's Amended and Restated Certificate or By-Laws so as to affect adversely the preferences, special rights or powers of the Series A and Series B Preferred Stock.

         10. Reports for Series A and Series B Preferred Stock. So long as any of the Series A or Series B Preferred Stock is outstanding, the Corporation will furnish the holders thereof with any quarterly and annual financial statements (including a balance sheet and income statement) regularly prepared by or for the Corporation.

          11.  General Provisions for Series A and Series B Preferred Stock.

                  (a) The headings of the sections herein are for convenience of reference only and shall not define, limit, or affect any of the provisions hereof.

                  (b) Each holder of Series A Preferred Stock or Series B Preferred Stock, by acceptance thereof, acknowledges and agrees that payments of dividends, interest, premium and principal on, and exchange, redemption, and repurchase of, such securities by the Corporation are subject to restrictions contained in certain credit and financing agreements of the Corporation.

                  (c) The Series A and Series B Preferred Stock rank pari passu in payment of dividends, distributions or upon liquidation, dissolution or winding up of the Corporation.

          12. Set Off Against Series B Preferred Stock. The dividends payable on the Series B Preferred Stock are subject to a right of set off pursuant to those certain Securities Purchase Agreements executed by and between the Corporation and Southwestern Life Insurance Company, a Texas insurance corporation and Philadelphia

American  Life  Insurance   Company,  a  Pennsylvania   insurance   corporation,
respectively.

         13. Additional Preferred Stock. Additional Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series thereof shall possess such voting powers, full or limited, or no voting powers, and such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as may be established by resolution of the Board of Directors of the Corporation providing for the issuance thereof, which is vested to the fullest extent permitted by law with authority to fix the powers, designations, preferences, rights, qualifications, limitations or restrictions for the Preferred Stock or any class or any series thereof, including without limiting the generality of the foregoing, the following:

                  (i) The distinctive designation of such class or series and the number of shares which shall constitute each class or series of Preferred Stock which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (ii) The rate or rates and the time or times at which dividends and other distributions on the shares of each class or each series thereof shall be paid, the relationship or priority of such dividends to those payable on Common Stock or to other classes or series of Preferred Stock, and whether or not any such dividends shall be cumulative (and, if so, from which date or dates);

                  (iii) Whether a class or series shall have voting powers, and if voting powers are granted, the extent thereof;

                  (iv) The amount payable on the shares of each class or series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative priorities, if any, to be accorded such payments in liquidation;

                  (v) The terms and conditions upon which either the Corporation may exercise a right to redeem shares of each class or series or upon which the holder of such shares may exercise a right to require redemption of such stockholder's Preferred Stock, including any premiums or penalties applicable to exercise of such rights;

                  (vi) Whether or not a sinking fund shall be created for the redemption of the shares of a class or series, and the terms and conditions of any such fund;

                  (vii) Whether shares of any class or series will be convertible or exchangeable into shares of Common Stock or into other classes or series of other capital stock or other securities and the prices, premiums or penalties, ratios, adjustment provisions and other terms applicable to any such conversion or exchange;

                  (viii) Restrictions on acquisition, rights of first refusal or other limitations on transfer as may be applicable to any class or series, including any series intended to be offered to a special class or group;

                  (ix) The conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of Common Stock or of any other class or series of stock of the Corporation;

                  (x) The conditions and restrictions, if any, on the creation of indebtedness of the Corporation or any subsidiary, or on the authorization or issue of any additional stock of the Corporation; and

                  (xi) Any other preferences, limitations, qualifications or restrictions on the Preferred Stock or any class or series of such shares, including rights and remedies in the event of default in connection with dividends, other distributions or redemptions.

         SIXTH: Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time in effect, with respect to the fixing of a record date for the determination of stockholders entitled to vote, and to the rights of the holders of Preferred Stock, and except as otherwise provided by law or by this Amended and Restated Certificate or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, each holder of shares of Common Stock shall be entitled at any and all meetings of the stockholders of the Corporation to one vote for each share of such stock standing in his name on the books of the Corporation.

         Subject to the restrictions set forth in this Article Sixth or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation that are by law available therefor, dividends payable in cash, in property or in shares of capital stock.

         Except as otherwise provided by this Amended and Restated Certificate or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         SEVENTH: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation. Neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of stock of any class or series of the Corporation nor a sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of the preceding sentence.

         EIGHTH: The number of directors shall be from time to time fixed pursuant to the By-laws of the Corporation. Qualifications for the directors, if any, shall be set out in the By-laws. Election of directors need not be by written ballot unless the Bylaws so provide.

         NINTH:  [Deleted]

         TENTH: By-laws will be adopted by the Board of Directors from time to time. The Board of Directors is authorized to make, alter or repeal the By-laws of the Corporation.

         ELEVENTH: A director, in determining what is in the best interest of the Corporation when considering the taking of any action, or refraining from taking any action, including (without limitation) any action with respect to a tender offer or proposal of acquisition, merger, consolidation or sale of assets, may consider, in addition to consideration of the effects of any action on stockholders and all other factors that such director may lawfully consider, certain other factors such as (i) the effects of the action on the Corporation's and any of its subsidiaries' employees, suppliers, creditors, customers (including policyholders) or other constituencies; (ii) the effects of the action on the communities in which the Corporation or any of its subsidiaries operates; and (iii) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation. If, on the basis of any of such factors, the Board of Directors determines that the taking of any action, or refraining from taking any action is not in the best interests of the Corporation, it may act in accordance with such determination.

         Notwithstanding any provision of this Amended and Restated Certificate to the contrary, the provisions of this Article Eleventh may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provision be added to this Amended and Restated Certificate or to the By-laws of the Corporation, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the voting stock (as defined in subparagraph (c) of Article Thirteenth) of the Corporation voting as a single class.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         THIRTEENTH: This Article Thirteenth shall govern the approval of certain business combination transactions involving the Corporation. Each capitalized term used in this Article Thirteenth shall have the meaning ascribed to it in subparagraph (c) hereof.

         (a) Except as provided in subsection (b) of this Article Thirteenth, holders of Voting Stock shall not be entitled to vote on a Special Business Combination Transaction and such Special Business Combination Transaction shall not be effected unless the aggregate amount of the cash and the fair value of any consideration other than cash to be received per share by holders of the Corporation's Common Stock in such Special Business Combination Transaction shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees and adjusted for any intervening stock splits and stock dividends) paid in order to acquire any shares of Common Stock beneficially owned by the Related Person, and the aggregate amount of the cash and the fair value of any consideration other than cash to be received per share by holders of any class or series of the Corporation's Preferred Stock in such Special Business Combination Transaction shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes, and soliciting dealers' fees and adjusted for any intervening stock splits and stock dividends) paid in order to acquire any shares of such class or series of Preferred Stock beneficially owned by the Related Person. In the event of a Special Business Combination Transaction in which the Corporation survives, the phrase "any consideration other than cash to be received" as used in this subparagraph (a) of this Article Thirteenth shall include the shares of Common Stock or Preferred Stock retained by the holders thereof.

         (b) The provisions of subparagraph (a) of this Article Thirteenth shall not apply to any Special Business Combination Transaction if such Special Business Combination Transaction shall have been approved by two-thirds of the Continuing Directors.

          (c) For purposes of this Article Thirteenth, the following definitions shall apply:

                    (1) The term "Special Business Combination Transaction" shall mean:

                           (i) any merger or consolidation of the Corporation or
                  any Subsidiary with (x) any Related Person or (y) any other corporation or entity (whether or not itself a Related Person) which is, or after each merger or consolidation would be, an Affiliate of a Related Person; or

                           (ii) any sale,  lease,  exchange,  mortgage,  pledge,
                  transfer or other disposition (in one transaction or in a series of transactions) to or with any Related Person or any Affiliate of any Related Person of all or a Substantial Part of the assets of the Corporation (including, without limitation, any securities of a Subsidiary) or any Subsidiary; or

                           (iii) the  adoption of any plan or  proposal  for the
                  liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate of a Related Person; or

                           (iv) the issuance or transfer by the  Corporation  or
                  any Subsidiary (in one transaction or in a series of related transactions) of any securities of the Corporation or any Subsidiary to a Related Person, or any Affiliate of a Related Person, in exchange for cash, securities or other property (or a combination thereof); or

                           (v) any reclassification of securities (including any
                  reverse stock split), or recapitalization or reorganization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any self tender offer for or repurchase of securities of the Corporation or any Subsidiary by the Corporation or any

                  Subsidiary, or any other transaction (whether or not with or into or otherwise involving a Related Person) which in any such case has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate of any Related Person.

                  (2) The term "Substantial Part" (as distinguished from the phrase "all or substantially all") shall mean more than 10% of the book value of the total assets of the person or entity in question, as of the end of its most recent fiscal year ending prior to the time of the determination.

                  (3) The term "person" shall mean any individual, firm, corporation, partnership, group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as in effect on the date hereof) or other entity.

                  (4) The term "Related Person" shall mean any person (other than the Corporation or Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which, as of the date on which such determination is made:

                           (i) is the beneficial owner,  directly or indirectly,
                  of more than 10% of the combined voting power of the then outstanding shares of Voting Stock; or

                           (ii) is an  Affiliate of the  Corporation  and at any
                  time within the two-year period immediately prior thereto was the beneficial owner, directly or indirectly, of 10% or more of the combined voting power of the then outstanding shares of Voting Stock; or

                           (iii) which is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior thereto beneficially owned by a Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not utilizing the facilities of a national securities exchange, occurring in the national over-the-counter market or involving a public distribution.

                    (5) A person  shall be a  "beneficial  owner" of any  Voting
          Stock:

                              (i) which such person or any of its  Affiliates or
                    Associates beneficially owns, directly; or

                              (ii) which such person or any of its Affiliates or
                    Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

                              (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  (6) For the  purposes  of  determining  whether  a person is a
         Related Person pursuant to subparagraph (c)(4) of this Article Thirteenth, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (c)(5) of this Article Thirteenth but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (7) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

                  (8) "Subsidiary" shall mean any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Related Person set forth in subparagraph (c)(4) of this Article Thirteenth, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                  (9) "Continuing Director" shall mean any director who (i) is a director of the Corporation on March 15, 1993, (ii) was designated (before such person's initial election as a director) by a majority of the Continuing Directors as a Continuing Director, (iii) with respect to a Special Business Combination Transaction, was a member of the Board of Directors immediately prior to the date on which any Related Person involved, either directly or through an Affiliate or Associate, in such Special Business Combination Transaction first became a Related Person.

                  (10) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation, in each case voting together as a single class (it being understood that for purposes of this Article Thirteenth each share of the voting Stock shall have the number of votes granted to it pursuant to Article Sixth of this Amended and Restated Certificate).

         (d) A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Thirteenth, including, without limitation:

                  (1)  whether a person is a Related Person;

                  (2) the number of shares of Voting Stock beneficially owned by any person;

                  (3) whether a person is an Affiliate or Associate of another person; and

                  (4) the fair value of any consideration other than cash to be received by holders of shares of any class or series of Voting Stock in a Special Business Combination Transaction.

         The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article Thirteenth.

         (e) Notwithstanding any provision of this Amended and Restated Certificate to the contrary, the provisions set forth in this Article Thirteenth may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Amended and Restated Certificate or to the By-laws, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the Voting Stock of the Corporation voting as a single class.

         FOURTEENTH: (a) At any time as such may be permitted under the Act, the By-laws of the Corporation may provide that advance notice of nominations for the Board of Directors, other than nominations by the Board of Directors itself or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws.

         (b) Notwithstanding any provision of this Amended and Restated Certificate to the contrary, the provision set forth in subparagraph (a) of this Article Fourteenth may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Amended and Restated Certificate or to the By-laws, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the Voting Stock (as defined in subparagraph (c) of Article Thirteenth) of the Corporation voting as a single class.

         FIFTEENTH: (a) Except as otherwise may be required by this Amended and Restated Certificate or any resolution or resolutions providing for the issuance of any class or series of Preferred Stock, special meetings of stockholders shall be called only by the Board of Directors acting by the affirmative vote of a majority of the directors then in office.

         (b) Notwithstanding any provision of this Amended and Restated Certificate to the contrary, the provision set forth in subparagraph (a) of this Article Fifteenth may not be amended, altered, changed or repealed, nor may any provision inconsistent with said provisions be added to this Amended and Restated Certificate or to the By-laws, except upon the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of the Voting Stock (as defined in subparagraph (c) of Article Thirteenth) of the Corporation voting as a single class.

         SIXTEENTH: A director of the Corporation shall not be personally liable either to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any matter in respect of which such director shall be liable under Section 174 of the Act, or (iv) for any transaction from which the director derived improper personal benefit. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of this Article Sixteenth by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         SEVENTEENTH: (a) The Corporation shall indemnify any person who was or is a party or is a threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the

Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b) of this Article Seventeenth, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         (d) Any indemnification under subparagraphs (a) and (b) of this Article Seventeenth (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subparagraphs (a) and (b) of this Article Seventeenth. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article Seventeenth. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Seventeenth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (g) For  purposes of this  Article  Seventeenth,  any  reference to the
"Corporation"   shall  include,  in  addition  to  the  resulting  or  surviving corporation, any constituent corporation (including any

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



constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Seventeenth with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         (h) For purposes of this Article Seventeenth, any reference to "other enterprise" shall include employee benefit plans; any reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and any reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article Seventeenth.

         (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         (j) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Act.

         This Amended and Restated Certificate has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Act.

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


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be executed pursuant to Section 103(a)(2) of the General Corporation Law of the State of Delaware by the undersigned duly authorized officers of the Corporation on this 28th day of May, 1996.

                                        BANKERS  LIFE  HOLDING  CORPORATION


                                        By: /s/Lawerence W. Inlow
                                            ----------------------
                                            Lawrence  W.  Inlow, General Counsel


Attest:

/s/Karl W. Kindig
- -----------------
Karl W. Kindig,
  Assistant Secretary

G:\ARTOFIN\AMD|^|RST.BLH
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